Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

February 18, 2021

Safehold Inc.
1114 Avenue of the Americas

39th Floor
New York, NY 10036

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Safehold Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the issuance and sale by the Company of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $250,000,000, covered by the above-referenced Registration Statement and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are to be issued pursuant to the ATM Equity OfferingSM Sales Agreement, dated February 18, 2021 (the “Sales Agreement”), by and among the Company, Safehold Operating Partnership LP, a Delaware limited partnership and SFTY Manager LLC, a Delaware limited liability company, and BofA Securities, Inc., Barclays Capital Inc., Berenberg Capital Markets LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., SMBC Nikko Securities America, Inc. and Truist Securities, Inc., in one or more transactions deemed to be “at the market” offerings.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement and the related form of prospectus included therein (the “Prospectus”), substantially in the form to be transmitted to the Commission under the Securities Act;

2.            The Prospectus Supplement, dated as of the date hereof, in the form filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

Safehold Inc.

February 18, 2021

3.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.            The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5.            Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”), relating to, among other matters, (i) the approval of the filing of the Registration Statement and issuance of the Shares and (ii) the delegation to designated officers of the Company (the “Authorized Officers”) of the power to determine the number and price of the Shares and certain other matters in connection with the registration, sale and issuance of the Shares, subject to the Resolutions, certified as of the date hereof by an officer of the Company;

6.            The Sales Agreement;

7.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

8.            A certificate executed by an officer of the Company, dated as of the date hereof; and

9.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Safehold Inc.

February 18, 2021

5.            The Shares will not be issued or transferred in violation of the restrictions or limitations contained in Article VII of the Charter.

6.            The issuance of, and certain terms of, the Shares to be issued by the Company from time to time will be authorized and approved by the Board or a duly authorized committee thereof, or by the Authorized Officers, in accordance with and not in violation of the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

7.            Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.            Upon the completion of all Corporate Proceedings relating to the Shares, the issuance of the Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Sales Agreement, the Corporate Proceedings and any other Resolutions of the Board or any duly authorized committee thereof, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal laws or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

Safehold Inc.

February 18, 2021

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for your submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the offering of the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP